                                                                    Exhibit 16

                            Schedule of Computation
                          of Performance Quotations


Papp America-Abroad Fund, Inc.
Total Return Calculation
As of December 31, 1997


                             Net Asset Value
Beginning                     Per Share at                        Shares       Net Asset Value
   of          Principal        Beginning           Shares        at End        Per Share at
 Period        Invested         of Period          Acquired      of Period       End of Period
---------      ---------     ---------------       --------      ---------     ---------------
1/1/97         $1,000.00         $20.11             49.727         50.008           $25.98
----------------------------------------------------------------------------------------------
1/1/93         $1,000.00         $11.67             85.689         94.275           $25.98
----------------------------------------------------------------------------------------------
12/6/91        $1,000.00         $10.00            100.00         111.336           $25.98
----------------------------------------------------------------------------------------------



Beginning                                                                   Annualized
   of          Redemption Value     Total          Total                     Average
 Period         End of Period       Return        Return %     Years      Total Return %
---------      ----------------     ------        --------     -----      --------------
1/1/97            $1,299.20         299.20          29.9%        1             29.9
----------------------------------------------------------------------------------------
1/1/93            $2,449.26        1449.26         144.9%        5             19.6%
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12/6/91           $2,892.51        1892.51         189.2%      6.071           19.1%
----------------------------------------------------------------------------------------